UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Definitive Additional Materials

☑ Soliciting Materials Pursuant to § 240.14a-12

IEC ELECTRONICS CORP.

(Name of Registrant as Specified in its Charter)

VINTAGE OPPORTUNITY PARTNERS LP

VINTAGE CAPITAL MANAGEMENT, LLC

KAHN CAPITAL MANAGEMENT, LLC

BRIAN R. KAHN

KEITH M. BUTLER

CHARLES P. HADEED

LYNN J. HARTRICK

ANDREW M. LAURENCE

JEREMY R. NOWAK

JEFFREY T. SCHLARBAUM

ERIC SINGER

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VINTAGE CAPITAL FILES PRELIMINARY PROXY MATERIALS FOR THE ELECTION OF SEVEN HIGHLY QUALIFIED DIRECTORS AT THE 2015 ANNUAL MEETING OF IEC ELECTRONICS CORP.

ORLANDO, FL – December 1, 2014 – Vintage Capital Management, LLC (“Vintage”), the largest stockholder of IEC Electronics Corp. (NYSE MKT: IEC) with beneficial ownership of over 7% of the outstanding common stock, announced today that it filed preliminary proxy materials with the Securities and Exchange Commission for the election of seven highly qualified directors to IEC’s Board of Directors at its 2015 Annual Meeting of Stockholders. Vintage’s nominees are Jeffrey T. Schlarbaum, IEC’s former President; Keith M. Butler, a veteran contract manufacturing executive; Charles P. Hadeed, the former Chief Executive Officer of Transcat; Lynn J. Hartrick, a seasoned executive and executive advisor; Eric Singer, the chairman of Vertex Capital Advisors, LLC; Andrew M. Laurence, a partner at Vintage; and Jeremy R. Nowak, a partner at Vintage.

Vintage previously expressed its disappointment with the decisions and direction of IEC, which have included the following:

1.	Poor capital allocation, such as the misguided Southern California Braiding acquisition with its related financial restatement due to lax internal controls.
2.	Management changes that may have distracted IEC and impeded its ability to execute on its strategic plan.
3.	Summarily ignoring offers to acquire IEC at a price that would have offered stockholders a significant premium and certain value.
4.	Continued entrenchment efforts by the Board of Directors and management, including through the adoption of a “poison pill” with an extremely low 4.99% ownership trigger.

In connection with Vintage’s nominations in opposition to IEC’s Board of Directors at the annual meeting, Vintage retained the proxy solicitation firm Innisfree M&A Incorporated to provide advice on protecting and enhancing the value of its investment. With the assistance of Innisfree, Vintage will give stockholders an opportunity to elect a new Board of Directors better committed to maximizing value for all IEC stockholders.

Biographies:

Jeffrey T. Schlarbaum served as IEC’s president from October 2010 to February 2013. Prior to that, he served in various roles of increasing reasonability at IEC and at other companies. Mr. Schlarbaum holds a B.B.A. from National University and an M.B.A from Pepperdine University.

Keith M. Butler is a veteran contract manufacturing executive, having founded and led numerous contract manufacturers throughout his career. He currently serves as the Chief Operating Officer of RxSafe LLC, a pharmacy automation equipment company.

Charles P. Hadeed is the Chairman of the Board of Transcat, Inc., a provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation. Mr. Hadeed served as Transcat’s Executive Chairman from July 2013 until June 2014, as its Chief Executive Officer from April 2007 to July 2013 and as its President from May 2006 to September

2012. Prior to that, Mr. Hadeed served in various roles of increasing reasonability at Transcat and at other companies. Mr. Hadeed is a Certified Public Accountant and holds a B.S. in accounting from Syracuse University.

Lynn J. Hartrick is President and Owner of Business Leadership Professionals, LLC, an executive coaching and business advisory firm. Mr. Hartrick served in multiple senior roles at a public company, including operations, personnel, construction, engineering, customer service and commercial operations. Mr. Hartrick holds a B.A. from Mount Union College and an M.B.A from the University of Rochester.

Eric Singer is the Chairman of Vertex Capital Advisors, LLC, which he founded in May 2014. From March 2012 to May 2014, Mr. Singer served as a co-managing member of Potomac Capital Management. Mr. Signer has been a director of Meru Networks, Inc., a Wi-Fi network solutions company, since January 2014, and has served on the board of directors of numerous other companies. Mr. Singer holds a B.A. from Brandeis University.

Andrew M. Laurence is a partner at Vintage. Mr. Laurence joined Vintage in January 2010 and is responsible for all aspects of Vintage’s transaction sourcing, due diligence and execution. Prior to Vintage, Mr. Laurence worked at several private equity firms. Mr. Laurence serves on the Board of Directors of Energes, LLC, an oilfield services company. Mr. Laurence holds a B.A. in economics from Harvard University.

Jeremy R. Nowak is a partner at Vintage, and is currently responsible for Vintage’s business development, transactional due diligence and trading execution. Prior to joining Vintage, Mr. Nowak worked at B. Riley and Company, a small cap and research based brokerage firm, where he served as Director of Institutional Sales and spearheaded the establishment of the firm’s New York office. Mr. Nowak holds a B.A. in business administration from the University of Florida. Mr. Nowak holds a Series 63, Series 7, Series 4 and Series 24 license.

Additional Information and Where to Find It

On November 26, 2014, Vintage Capital Management, LLC (“VCM”) filed a preliminary proxy statement in connection with the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of IEC Electronics Corp. (the “Company”). Prior to the Annual Meeting, VCM will furnish a definitive proxy statement (the “Proxy Statement”) to the Company’s stockholders, together with a GOLD proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VCM WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals and entities who, together with VCM, are participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting is available in VCM’s preliminary proxy statement.

Stockholders may obtain, free of charge, copies of VCM’s preliminary proxy statement, any amendments or supplements thereto and other relevant documents filed by VCM with respect to the Company in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement, any amendments or supplements thereto and other relevant documents filed by VCM with respect to the Company in connection with the Annual Meeting will also be available, free of charge, by writing to Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 210, Orlando, FL 32819 or to VCM’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022 or by calling (888) 750-5834 or (212) 750-5833.

About Vintage Capital Management, LLC

Vintage Capital Management, LLC (“VCM”) is a value-oriented, operations-focused private and public equity investor specializing in the aerospace & defense, manufacturing and consumer sectors with a 15-year track record of consistently successful returns. VCM adheres strictly to a capital preservation approach defined by its commitment to control (economic or otherwise); vigilant analysis; structural advantages; and partnership with successful operators well known to VCM.

Investor contacts:

Jeremy R. Nowak

Vintage Capital Management, LLC

Tel: (407) 909-8015

jnowak@vintcap.com

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

Tel: (212) 750-5833